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                                                                     Exhibit 8.1



              [LETTERHEAD OF FOSTER, SWIFT, COLLINS & SMITH, P.C.]





January 28, 2000



PERSONAL AND CONFIDENTIAL

Board of Directors
Michigan Financial Corporation
101 West Washington Street
Drawer 10
Marquette, Michigan 49855

Gentlemen:

Re: Certain Federal Income Tax Consequences of the Acquisition of Michigan Financial Corporation by Wells Fargo & Company

You have requested that we render an opinion with respect to certain federal income tax consequences of the Agreement and Plan of Reorganization dated as of November 2, 1999 and as amended as of January 25, 2000 (as amended, the "Agreement"), by and between Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), and Michigan Financial Corporation, a Michigan corporation (the "Company"). Unless otherwise defined in this letter, terms defined in the Agreement are used herein as defined therein.

We understand that, pursuant to the Agreement and subject to the terms and conditions set forth therein, a wholly owned subsidiary of Wells Fargo will be merged with and into the Company, with the Company being the surviving corporation, and each share of Company Common Stock issued and outstanding immediately prior to the Closing Date will, by virtue of the Merger, be converted at the Closing Date into and exchanged for the number of shares of Wells Fargo Common Stock set forth in the Agreement.

We have considered such factual matters and have made such inquiries as we have deemed appropriate to render the opinions set forth below. In addition, we have reviewed copies of (i) the Form S-4 Registration Statement, dated January 28, 2000, under the Securities Act of 1933 relating to the Merger (the "Registration Statement"); (ii) the Agreement; and (iii) the Merger Agreement, as such documents have been amended. We also have reviewed originals, or copies certified or otherwise identified to our satisfaction, of such other documents and certificates as we have deemed appropriate to render the opinions hereafter expressed (the "Documents"). In our examination, we have assumed the proper execution, delivery and authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each party to execute each executed document. We also have examined such matters of law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (the "Regulations"), and judicial and administrative decisions, rulings and interpretations thereof currently in effect, as we have deemed appropriate as a basis for our opinions set forth below. All section references herein are to the Code unless stated otherwise.

Our opinions assume and are conditioned upon the current and continued accuracy of the factual matters we have considered, including the recitals, agreements, representations and warranties contained in or made pursuant to the Documents, which include the certificates of certain officers of Wells Fargo and the Company, copies of which certificates are incorporated herein by reference and attached hereto as Exhibits A and B, respectively (the "Certificates"). Our opinions also assume that the Merger will be carried out in a manner consistent with the representations set forth in the Certificates and consummated in accordance with the terms of the Agreement and the Merger Agreement. We have not independently verified the factual matters set forth in the Documents, including the Certificates, nor have we conducted any investigation to verify the accuracy or completeness of any information reviewed or considered by us for purposes of our opinion. We do not consider it possible or practicable to opine on issues that are factual rather than legal in nature.

Our opinions also are subject to and conditioned upon the current and continued accuracy of the following assumptions:

     1. The fair market value of the Wells Fargo Common Stock (including any fractional share interest) and any other consideration received by a Company shareholder in exchange for Company Common Stock will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

     2. There is no present plan or intention by Company shareholders to sell, exchange, or otherwise dispose of a number of shares of Wells Fargo Common Stock received in the Merger that would reduce the Company shareholders' ownership of Wells Fargo Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Company Common Stock as of the same date. For this purpose, shares of Company Common Stock exchanged for cash in lieu of fractional shares of Company Common Stock are treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of Wells Fargo Common Stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to (and in connection with) the Merger are considered in making the above determination.

     3. Wells Fargo has no plan or intention to reacquire any of its stock issued in the Merger. However, Wells Fargo has an ongoing stock repurchase program for Wells Fargo Common Stock. The Wells Fargo repurchase program was created by action of the Wells Fargo Board of Directors and publicly announced on September 30, 1999. The program authorizes the repurchase of up to 82 million shares of Wells Fargo Common Stock. As of June 30, 1999, Wells Fargo had approximately 1.65 billion shares of Common Stock outstanding. The program is designed to help Wells Fargo meet common stock issuance requirements for Wells Fargo's employee benefit plans and conversion of convertible securities, and other company purposes, including acquisitions accounted for as purchases and for managing the company capital position.

          (i) Wells Fargo intends that all stock repurchases made pursuant to this stock repurchase program, or any other future stock repurchase program adopted by Wells Fargo, (a) shall be undertaken for a corporate business purpose, (b) shall be made in the open market for stock of Wells Fargo which is widely held and publicly traded, except that Wells Fargo may acquire stock in privately negotiated trades made directly with an entity that is not known to Wells Fargo to have acquired such stock in the Merger, and any redemptions or repurchases of stock issued in the Merger that occur shall be incidental to the operation of such stock repurchase plan, and (c) shall be limited to, in the aggregate, a small percentage of Wells Fargo Common Stock outstanding at the time of the redemption or repurchase.

          (ii) Any repurchases by Wells Fargo of Wells Fargo Common Stock on the open market at the same time that a former Company shareholder may be selling such stock on the open market would be purely coincidental.

          (iii) Wells Fargo's program to repurchase Wells Fargo Common Stock subsequent to the Merger will not be undertaken at the request of the Company or Company shareholders, and actual repurchases by Wells Fargo of Wells Fargo common stock following the Merger will not be made at the request of the Company or Company shareholders.

     4. Wells Fargo has no plan or intention to (i) liquidate the Company, (ii) cause the Company to merge into another corporation, (iii) sell or otherwise dispose of any stock of the Company, except for transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (iv) sell or otherwise dispose of, or cause the Company to sell or otherwise to dispose of, any of the Company's assets, except for (a) dispositions made in the ordinary course of business, (b) transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (c) transfers or dispositions that do not violate the "substantially all" requirement described in ss.368(a)(2)(E)(i) of the Code.

     5. The liabilities of the Company that will be assumed by Wells Fargo and the liabilities to which the transferred assets of the Company are subject (i) were, or will have been, incurred by the Company in the ordinary course of business, and (ii) will be assumed and acquired for a bona fide business purpose and not for the principal purpose of avoiding federal income tax in connection with the Merger.

     6. Following the Merger, Wells Fargo will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business. The Merger is being undertaken for reasons germane to the continuance of the business of the Company and Wells Fargo, and the Merger serves a genuine and legitimate corporate business purpose.

     7. Wells Fargo, the Company and the Company shareholders will pay their respective expenses, if any, incurred in connection with the Merger. Wells Fargo will make payments for fractional shares.

     8. There is no intercorporate indebtedness existing between Wells Fargo and the Company that was issued, acquired or will be settled at a discount.

     9. No parties to the Merger are investment companies as defined inss.368(a)(2)(F)(iii) and (iv) of the Code.

     10. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of ss.368(a)(3)(A) of the Code.

     11. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any shares of Company Common Stock; none of the shares of Wells Fargo Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     12. The payment of cash in lieu of fractional shares of Wells Fargo Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wells Fargo of issuing fractional shares and does not represent separately bargained-for consideration. With the possible exception of Company shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a Company shareholder in lieu of fractional share interests of Wells Fargo will not exceed the Average Closing Price of one full share of Wells Fargo Common Stock.

     13. The subsidiaries of the Company have no plan or intention to sell or otherwise dispose of any of their assets, except for dispositions made in the ordinary course of business.

     14. No Company shareholder is a non-resident alien or foreign entity.

     15. The Company has not filed, and holds no assets subject to, a consent underss.341(f) of the Code and the Regulations thereunder.

Based solely on the information contained in the Agreement and Merger Agreement and our analysis and examination of applicable federal income tax laws, rulings, regulations and judicial precedents, and subject to the current and continued accuracy of the Certificates and the foregoing assumptions, it is our opinion that:

     1. The Merger will be a reorganization within the meaning ofss.368(a)(1)(A) andss.368(a)(2)(E) of the Code. The Company, Wells MFC Merger Co., and Wells Fargo each will be a "party to a reorganization" within the meaning ofss.368(b) of the Code.

     2. No gain or loss will be recognized to those Company shareholders who receive solely Wells Fargo Common Stock in exchange for their shares of Company Common Stock.ss.354(a)(1) of the Code.

     3. The payment of cash in lieu of fractional share interests of Wells Fargo Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then redeemed by Wells Fargo. These cash payments will be treated as having been received as distributions in full payment in exchange for Wells Fargo Common Stock as provided inss.302(a) of the Code. Rev. Rul. 66-365, 1966-2 C.B. 116.

     4. The basis of the Wells Fargo Common Stock received by Company shareholders in the Merger (including any fractional share interests to which they may be entitled) will be the same as the basis of the Company Common Stock surrendered in exchange therefor. ss.358(a)(1) of the Code.

     5. The holding period of the shares of Wells Fargo Common Stock received by the Company shareholders (including any fractional share interests to which they may be entitled) will include the period during which the Company Common Stock surrendered in exchange therefor was held, provided that the Company Common Stock surrendered is held as a capital asset on the date of the Merger. ss.1223(1) of the Code.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion and, unlike private letter rulings issued by the Internal Revenue Service (the "Service"), is not binding and has no official status of any kind. We therefore must advise you that there can be no assurance or guaranty given that the Service will not take a position contrary to the opinions expressed herein or the representations set forth in the Certificates, or that, if the Service took such a position, it would not be sustained by the courts.

The opinions expressed herein are rendered as of the date hereof and are based on the Code, proposed and finalized Regulations, and judicial and administrative decisions, rulings and interpretations, all of which are subject to change with no assurance that changes will not be made retroactively.

No opinion is expressed about the tax treatment of the proposed transactions under other provisions of the Code or Regulations or about the tax treatment of any conditions existing at the time of, or effects resulting from, the proposed transactions that are not specifically covered by the opinions set forth above. This opinion does not discuss all potentially relevant federal income tax matters, consequences to shareholders subject to special treatment, or consequences to any shareholders who acquired their Company Common Stock through the exercise of employee stock options or otherwise as compensation.

This opinion is for the sole use of the Company's Board of Directors in connection with the Agreement and may not be relied upon by any other individual or entity for any purpose.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Opinions" in the Registration Statement.

Very truly yours,



/s/ FOSTER, SWIFT, COLLINS & SMITH, P.C.

                                                                       EXHIBIT A

                              WELLS FARGO & COMPANY
                                   CERTIFICATE


     This Certificate is delivered to Foster, Swift, Collins & Smith, P.C. in connection with the tax opinions of counsel to be rendered with respect to certain federal income tax consequences of the Agreement and Plan of Reorganization dated as of November 2, 1999 and as amended as of January 25, 2000 (as amended, the "Agreement"), by and between Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), and Michigan Financial Corporation, a Michigan corporation (the "Company"). The undersigned understand that this Certificate will be relied upon by Foster, Swift, Collins & Smith, P.C. in rendering such tax opinions. Unless otherwise defined in this Certificate, terms defined in the Agreement are used herein as defined therein. The undersigned HEREBY REPRESENT AND CERTIFY as follows:

     1. Wells Fargo has no plan or intention to reacquire any of its stock issued in the Merger. However, Wells Fargo has an ongoing stock repurchase program for Wells Fargo Common Stock. The Wells Fargo repurchase program was created by action of the Wells Fargo Board of Directors and publicly announced on September 30, 1999. The program authorizes the repurchase of up to 82 million shares of Wells Fargo Common Stock. As of June 30, 1999, Wells Fargo had approximately 1.65 billion shares of Common Stock outstanding. The program is designed to help Wells Fargo meet common stock issuance requirements for Wells Fargo's employee benefit plans and conversion of convertible securities, and other company purposes, including acquisitions accounted for as purchases and for managing the company capital position.

          (i) Wells Fargo intends that all stock repurchases made pursuant to this stock repurchase program, or any other future stock repurchase program adopted by Wells Fargo, (a) shall be undertaken for a corporate business purpose, (b) shall be made in the open market for stock of Wells Fargo which is widely held and publicly traded, except that Wells Fargo may acquire stock in privately negotiated trades made directly with an entity that is not known to Wells Fargo to have acquired such stock in the Merger, and any redemptions or repurchases of stock issued in the Merger that occur shall be incidental to the operation of such stock repurchase plan, and (c) shall be limited to, in the aggregate, a small percentage of Wells Fargo Common Stock outstanding at the time of the redemption or repurchase.

          (ii) Any repurchases by Wells Fargo of Wells Fargo Common Stock on the open market at the same time that a former Company shareholder may be selling such stock on the open market would be purely coincidental.

          (iii) Wells Fargo's program to repurchase Wells Fargo Common Stock subsequent to the Merger will not be undertaken at the request of the Company or Company shareholders, and actual repurchases by Wells Fargo of Wells Fargo common stock following the Merger will not be made at the request of the Company or Company shareholders.

     2. Wells Fargo has no plan or intention to (i) liquidate the Company, (ii) cause the Company to merge into another corporation, (iii) sell or otherwise dispose of any stock of the Company, except for transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (iv) sell or otherwise dispose of, or cause the Company to sell or otherwise to dispose of, any of the assets of the Company, except for (a) dispositions made in the ordinary course of business, (b) transfers permitted under ss.368(a)(2)(C) of the Code or ss.1.368-2(k)(2) of the Regulations, or (c) transfers or dispositions that do not violate the "substantially all" requirement described in ss.368(a)(2)(E)(i) of the Code.

     3. Following the Merger, Wells Fargo will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business. The Merger is being undertaken for reasons germane to the continuance of the business of the Company and Wells Fargo, and the Merger serves a genuine and legitimate corporate business purpose.

     4. Wells Fargo, the Company and the Company shareholders will pay their respective expenses, if any, incurred in connection with the Merger. Wells Fargo will make payments for fractional shares.

     5. There is no intercorporate indebtedness existing between Wells Fargo and the Company that was issued, acquired or will be settled at a discount.

     6. No parties to the Merger are investment companies as defined inss.368(a)(2)(F)(iii) and (iv) of the Code.

     7. The payment of cash in lieu of fractional shares of Wells Fargo Common Stock is solely for the purpose of avoiding the expense and inconvenience to Wells Fargo of issuing fractional shares and does not represent separately bargained-for consideration. With the possible exception of Company shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a Company shareholder in lieu of fractional share interests of Wells Fargo will not exceed the Average Closing Price of one full share of Wells Fargo Common Stock.

     All of the representations of the undersigned set forth in this Certificate are true and correct and will be true and correct on the Closing Date as if made on the Closing Date, except as otherwise disclosed in writing, by the undersigned, to Foster, Swift, Collins & Smith, P.C. prior to the Closing.

Dated: January 26, 2000    WELLS FARGO & COMPANY


                     By: /s/ John E. Ganoe
                         -----------------------------

                     Its: Executive Vice President
                          -----------------------------
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                                                                       EXHIBIT B

                         MICHIGAN FINANCIAL CORPORATION
                                   CERTIFICATE


     This Certificate is delivered to Foster, Swift, Collins & Smith, P.C. in connection with the tax opinions of counsel to be rendered with respect to certain federal income tax consequences of the Agreement and Plan of Reorganization dated as of November 2, 1999 and as amended as of January 25, 2000 (the "Agreement"), by and between Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), and Michigan Financial Corporation, a Michigan corporation (the "Company"). The undersigned understand that this Certificate will be relied upon by Foster, Swift, Collins & Smith, P.C. in rendering such tax opinions. Unless otherwise defined in this Certificate, terms defined in the Agreement are used herein as defined therein. The undersigned, Howard L. Cohodas, is the Chairman and President of the Company. The undersigned HEREBY REPRESENT AND CERTIFY as follows:

     1. The fair market value of the Company Common Stock (including any fractional share interest) and any other consideration received by a Company shareholder in exchange for Company Common Stock will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

     2. The undersigned know of no present plan or intention by Company shareholders to sell, exchange, or otherwise dispose of a number of shares of Wells Fargo Common Stock received in the Merger that would reduce the Company shareholders' ownership of Wells Fargo Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Company Common Stock as of the same date. For this purpose, shares of Company Common Stock exchanged for cash in lieu of fractional shares of Company Common Stock are treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of Wells Fargo Common Stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to (and in connection with) the Merger are considered in making the above determination.

     3. The undersigned knows of no plan or intention on the part of Wells Fargo to reacquire any of its stock issued in the Merger.

     4. The undersigned knows of no plan or intention on the part of Wells Fargo to (i) liquidate the Company, (ii) cause the Company to merge into another corporation, (iii) sell or otherwise dispose of any stock of the Company, or
(iv) sell or otherwise dispose of, or cause the Company to sell or otherwise dispose of, any of the assets of the Company, except for dispositions made in the ordinary course of business.

     5. The liabilities of the Company that will be assumed by Wells Fargo and the liabilities to which the transferred assets of the Company are subject (i) were, or will have been, incurred by the Company in the ordinary course of business, and (ii) will be assumed and acquired for a bona fide business purpose and not for the principal purpose of avoiding federal income tax in connection with the Merger.

     6. To the best knowledge of the undersigned, following the Merger, Wells Fargo will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business. The Merger is being undertaken for reasons germane to the continuance of the business of the Company and Wells Fargo, and the Merger serves a genuine and legitimate corporate business purpose.

     7. Wells Fargo, the Company and the Company shareholders will pay their respective expenses, if any, incurred in connection with the Merger. Wells Fargo will make payments for fractional shares.

     8. There is no intercorporate indebtedness existing between Wells Fargo and the Company that was issued, acquired or will be settled at a discount.

     9. No parties to the Merger are investment companies as defined inss.368(a)(2)(F)(iii) and (iv) of the Code.

     10. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of ss.368(a)(3)(A) of the Code.

     11. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any shares of Company Common Stock; none of the shares of Wells Fargo Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     12. With the possible exception of Company shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a Company shareholder in lieu of fractional share interests of Wells Fargo will not exceed the Average Closing Price of one full share of Wells Fargo Common Stock.

     13. The Company has no plan or intention to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

     14. No Company shareholder is a nonresident alien or foreign entity.

     15. The Company has not filed, and holds no assets subject to, a consent underss.341(f) of the Code and the Regulations thereunder.

     All of the representations of the undersigned set forth in this Certificate are true and correct and will be true and correct on the Closing Date as if made on the Closing Date, except as otherwise disclosed in writing, by any one or all of the undersigned, to Foster, Swift, Collins & Smith, P.C. prior to the Closing.

                               MICHIGAN FINANCIAL CORPORATION


                               By: /s/ Howard L. Cohodas
                                   -----------------------------
                                   Howard L. Cohodas
                                   Its Chairman and President